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                                                                    EXHIBIT 11.1

                             INFOSAFE SYSTEMS, INC.
                          (a development stage company)

                        COMPUTATION OF NET LOSS PER SHARE
                                   (Unaudited)
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



                                                                                      Three Months Ended
                                                                                          October 31,
                                                                                  1995                 1996
                                                                              ----------            ----------


NET (LOSS) ATTRIBUTABLE TO COMMON
  SHAREHOLDERS............................................                     $(664,547)           $(524,200)
                                                                               =========            =========


Weighted average number of Class A common
  shares outstanding......................................                      2,420,913            2,940,309

Weighted average number of Class B common
  shares outstanding......................................                      1,494,987            1,309,549


Less escrow shares........................................                      (781,244)            (781,244)
                                                                              ----------            ----------

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARE AND COMMON SHARE EQUIVALENTS
  OUTSTANDING.............................................                      3,134,656            3,468,614
                                                                                =========            =========

NET (LOSS) PER SHARE OF COMMON SHARE
  AND COMMON SHARE EQUIVALENTS............................                         $(.21)               $(.15)
                                                                                   =====                =====

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                   The accompanying notes are an integral part
                    of these condensed financial statements.